UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 3, 2017
(Date of earliest event reported)

TECH DATA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive
Clearwater, Florida, 33760
(Address of principal executive offices)

727-539-7429
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2017, Tech Data Corporation (the “Company”) and its Spanish subsidiary, Tech Data España, S.L., entered into an agreement with Nestor Cano, (the “Agreement”) regarding the departure of Mr. Cano from his position as President, Europe, effective as of April 1, 2017, subject to adjustment as noted below. Mr. Cano’s assignment to the United Kingdom was also extended by the Company in connection with the Agreement.

Pursuant to the terms of the Agreement, and in accordance with the terms of his Senior Executive Employment Contract and the Company’s severance plan applicable to Mr. Cano, the Company will pay Mr. Cano a gross severance payment of £1,072,784, less applicable tax withholdings, in a lump sum within five days following his departure date. In addition, in consideration for Mr. Cano’s agreement to shorten his six month contractual notice period to two months, the Company will pay Mr. Cano £340,775, which amount is inclusive of four months of base salary and pro-rated bonus at the applicable target (the “Notice Payment”) and £10,000 in relocation assistance.

Pursuant to the terms of the Agreement, for the period between February 1, 2017, the commencement of the contractual notice period, and the closing of the transaction contemplated by the interest purchase agreement between the Company and Avnet, Inc. (“Avnet”) to acquire (the “Acquisition”) all the shares of AVT Technology Solutions LLC and another company formed by Avnet, which will hold all assets and liabilities primarily relating to Avnet’s technology solutions business (the “Acquired Business”) announced by the Company on September 19, 2016, Mr. Cano will continue his normal duties and compensation. Following the closing of the Acquisition through April 1, 2017, Mr. Cano will be on garden leave. In the event Mr. Cano commences a position with a non-competitor entity prior to his departure date, Mr. Cano’s departure date will be accelerated to the date Mr. Cano commences his employment and Mr. Cano will not be entitled to the applicable remaining amount of the Notice Payment. Additional details regarding the proposed Acquisition may be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2016.

As compensation for Mr. Cano’s compliance with his non-competition and non-solicitation obligations, the Company will pay Mr. Cano £911,867 in a lump sum payment to be made within five days following Mr. Cano’s departure date, subject to repayment by Mr. Cano in the event he breaches these obligations.

Cautionary Note Concerning Forward‑Looking Statements

The foregoing descriptions may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding the Company’s plans, objectives, expectations and intentions relating to the closing of the proposed Acquisition, involve a number of risks and uncertainties. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the proposed Acquisition and the operating environment, economies and markets in which the Company and the Acquired Business operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that include characterizations of future events or circumstances, are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

Actual results or events could differ materially from those contemplated in the forward-looking statements as a result of risks and uncertainties relating to our existing business (information regarding which is available as described in the following paragraph) and the proposed Acquisition and financing thereof, including the possibility that certain assumptions with respect to the Acquired Business or the proposed Acquisition could prove to be inaccurate, and the potential failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed Acquisition.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K for the year ended January 31, 2016, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange

Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond the Company’s control. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no duty to update any forward-looking statements contained herein to reflect actual results or changes in the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: January 9, 2017	/s / Charles V. Dannewitz
Charles V. Dannewitz Executive Vice President, & Chief Financial Officer